                                                                   EXHIBIT 11.01


SYMANTEC CORPORATION
COMPUTATION OF NET INCOME (LOSS) PER SHARE


                                                    Three Months Ended
                                                               June 30,
(In thousands, except per share data)              1997          1996
                                                 -------       -------
PRIMARY NET INCOME PER SHARE
Net income                                       $18,535       $ 3,035
                                                 =======       =======

Weighted average number of common
    shares outstanding during the period          55,458        53,962
Shares issuable from assumed exercise
    of options                                     1,667         1,170
                                                 -------       -------
Common and common stock equivalent
    shares outstanding for purpose of
    calculating primary net income
    per share                                     57,125        55,132
                                                 =======       =======

Primary net income per share                     $   .32       $   .06
                                                 =======       =======

FULLY DILUTED NET INCOME PER SHARE
Net income                                       $18,535       $ 3,035
Interest expense on assumed conversion of
    convertible subordinated debentures              177            --
                                                 -------       -------
Net income, as adjusted                          $18,712       $ 3,035
                                                 =======       =======

Weighted average number of common
    shares outstanding during the period          55,458        53,962
Shares issuable from assumed exercise
    of options                                     2,380         1,170
Shares issuable from assumed conversion
    of convertible subordinated debentures         1,250            --
                                                 -------       -------
Total shares for purpose of calculating
    fully diluted net income per share            59,088        55,132
                                                 =======       =======

Fully diluted net income per share               $   .32       $   .06
                                                 =======       =======